EXHIBIT 10.2
AMENDMENT NO. 5 TO MASTER FRAMEWORK AGREEMENT
This AMENDMENT NO. 5 TO MASTER FRAMEWORK AGREEMENT (this “Amendment”), is made and entered into as of August 20, 2021, by and among:
Coöperatieve Rabobank, U.A., New York Branch, a Dutch coöperatieve acting through its New York Branch (“Rabobank”) and Sumitomo Mitsui Banking Corporation, New York Branch, a Japanese corporation (“SMBC”), as purchasers (each, a “Buyer” and, collectively, the “Buyers”);
Rabobank, as Buyers’ agent (in such capacity, “Agent”);
The Scotts Company LLC, an Ohio limited liability company, as seller (“Seller”); and
solely for purposes of Section 5.5 hereof, The Scotts Miracle-Gro Company, an Ohio corporation, as guarantor (“Guarantor”),

and amends that certain Master Framework Agreement, dated as of April 7, 2017, by and among the Buyers, Agent and Seller (as amended by that certain Amendment No. 1 to Master Framework Agreement, dated as of August 25, 2017, by that certain Amendment No. 2 to Master Framework Agreement, dated as of August 24, 2018, by that certain Amendment No. 3 to Master Framework Agreement, dated as of August 23, 2019, by that certain Amendment No. 4 to Master Framework Agreement, dated as of August 21, 2020 and as further amended, supplemented or otherwise modified through the date hereof, the “Framework Agreement”, and as amended hereby, the “Amended Framework Agreement”). Each of Agent, the Buyers and Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties entered into the Framework Agreement and certain other Transaction Agreements for the purpose of providing Seller with a facility under which Buyers and Seller would enter into certain sale and repurchase agreements with respect to Eligible Receivables owned by Seller;
WHEREAS, Guarantor entered into the Guaranty in favor of Agent and the Buyers pursuant to which Guarantor guaranteed the payment and performance of all obligations, liabilities and indebtedness owed by Seller under the Transaction Agreements; and
WHEREAS, the Parties now wish to extend the Facility Term and amend certain other provisions of the Framework Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and, solely for purposes of Section 5.5 hereof, Guarantor agree as follows:
1.    Interpretation.
1.1    Definitions. All capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Framework Agreement (including Schedule 1 thereto).
1.2    Construction. The rules of construction set forth in Section 1.2 of the Framework Agreement shall apply to this Amendment.
2.    Amendments.

The Framework Agreement (including the Schedules and Exhibits thereto) is hereby amended, effective from and after the Effective Date (defined below), as follows:

2.1    The first sentence of Section 4.1(c) of the Framework Agreement is hereby amended and restated in its entirety to read as follows:

“Following its receipt of a duly completed Transaction Notice in accordance with Section 4.1(a), Agent shall, no later than 5:00 p.m. on the date that is two (2) Business Days prior to the proposed Purchase Date with respect to the requested Transaction, deliver to Seller and each Buyer a fully completed form of Confirmation (which Conformation, for the avoidance of doubt, will not include the Pricing Schedule for the requested Transaction) with respect to such proposed Transaction and attaching the related Portfolio Schedule provided by Seller pursuant to Section 4.1(a) (as such Portfolio Schedule may have been modified or replaced by Seller or Agent in accordance with the provisions of this Article IV).”.

2.2    Section 4.1(d) of the Framework Agreement is hereby amended by adding the following sentence at the end thereof:

“Following the parties entering into such Transaction and the payment of the Funded Purchase Price for such Transaction on the applicable Purchase Date, Agent shall, no later than 5:00 p.m. on the date that is one (1) Business Day following such Purchase Date, deliver to Seller and each Buyer a Pricing Schedule for such Transaction.”.

2.3    Article VI of the Framework Agreement is hereby amended by adding the following new Section 6.10 at the end thereof:

“6.10    Erroneous Payments.

(a)    If Agent notifies a Buyer or Indemnified Party, or any Person who has received funds on behalf of a Buyer or Indemnified Party (any such Buyer, Indemnified Party or other recipient, a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Buyer, Indemnified Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and such Buyer or Indemnified Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Buyer or Indemnified Party, or any Person who has received funds on behalf of a Buyer or Indemnified Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates), or (z) that such Buyer or Indemnified Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Buyer or Indemnified Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 6.10(b).

(c)    Each Buyer or Indemnified Party hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Buyer or Indemnified Party under any Loan Document, or otherwise payable or distributable by Agent to such Buyer or Indemnified Party from any source, against any amount due to Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (a), from any Buyer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Agent’s notice to such Buyer at any time, (i) such Buyer shall be deemed to have assigned its Individual Buyer Balance (but not its Individual Committed Limit) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Agent in such instance), and is hereby (together with Seller) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (ii) Agent as the assignee Buyer shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Agent as the assignee Buyer shall become a Buyer hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Buyer shall cease to be a Buyer hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Individual Committed Limit which shall survive as to such assigning Buyer and (iv) Agent may reflect in the register its ownership interest in the Individual Buyer Balance subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Individual Committed Limit of any Buyer and each such Individual Committed Limit of each Buyer shall remain available in accordance with the terms of this Framework Agreement.

(ii) Subject to Section 9.7 (but excluding, in all events, any assignment consent or approval requirements (whether from Seller or otherwise), Agent may, in its discretion, sell any of the applicable Buyer’s Individual Buyer Balance acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Buyer shall be reduced by the net proceeds of the sale of such Individual Buyer Balance (or portion thereof), and Agent shall retain all other rights, remedies and claims against such Buyer (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Buyer (x) shall be reduced by the proceeds of prepayments, repayments or other distributions made to repay the Secured Obligations (as defined in the Security Agreement) that are received by Agent on or with respect to the Individual Buyer Balance acquired from such Buyer pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Individual Buyer Balance is owned by Agent) and (y) may, in the sole discretion of Agent, be reduced by any amount specified by Agent in writing to the applicable Buyer from time to time.

(e) The parties hereto agree that (x) irrespective of whether Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Buyer, to the rights and interests of such Buyer, as the case may be) under the Transaction Agreements with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that Seller’s or the Guarantor’s obligations in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of Secured Obligations in respect of any Individual Buyer Balance that has been assigned to Agent under an Erroneous Payment Deficiency Assignment)

and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations (as defined in the Security Agreement) owed by Seller; provided that this Section 6.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of Seller or the Guarantor relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from Seller or the Guarantor for the purpose of making such Erroneous Payment.

(f)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations (as defined in the Security Agreement) owed by Seller or Guarantor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from Seller or the Guarantor for the purpose of making such Erroneous Payment.

(g)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine or defense.

(h)    Each party’s obligations, agreements and waivers under this Section 6.10 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Buyer, the termination of the Individual Committed Limits of the Buyers and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Agreement.”.

2.4    The definition of “Fee Letter” in Schedule 1 to the Framework Agreement is hereby amended by deleting the reference to “August 21, 2020” appearing therein and replacing it with “August 20, 2021”.

2.5    The definition of “Scheduled Facility Expiration Date” in Schedule 1 to the Framework Agreement is hereby amended by deleting the reference to “August 20, 2021” appearing therein and replacing it with “August 19, 2022”.

2.6    The definition of “Seasonal Commitment Period” in Schedule 1 to the Framework Agreement is hereby amended by deleting the reference to “February 26, 2021” appearing therein and replacing it with “February 25, 2022”.

2.7    The definition of “Seasonal Commitment Expiration Date” in Schedule 1 to the Framework Agreement is hereby amended by deleting the reference to “June 18, 2021” appearing therein and replacing it with “June 17, 2022”.

2.8    The definition of “Side Letter” in Schedule 1 to the Framework Agreement is hereby amended by deleting the reference to “August 21, 2020” appearing therein and replacing it with “August 20, 2021”.

2.9    Exhibit A to the Framework Agreement is hereby replaced in its entirety with Annex A attached hereto.
3.    Conditions to Effectiveness.
This Amendment shall be effective as of the date first above written (the “Effective Date”) upon the Agent’s receipt of counterparts to this Amendment executed by each of the other parties hereto.
4.    Representations, Warranties and Undertakings.
4.1    Seller. In entering into this Amendment, Seller hereby makes or repeats (as applicable) to Agent and each Buyer as of the Effective Date (or, to the extent expressly relating to a specific prior date, as of such prior date) the representations and warranties set forth in the Framework Agreement and each other Transaction

Agreement to which Seller is a party, and such representations and warranties shall be deemed to include this Amendment. Seller further represents that it has complied in all material respects with all covenants and agreements applicable to it under the Framework Agreement and each of the other Transaction Agreements to which it is a party.
5.    Miscellaneous.
5.1    Counterparts. This Amendment may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 5.1.
5.2    Replacement Fee Letter. The Parties acknowledge and agree that, in connection with this Amendment and as a condition to the effectiveness hereof, Seller, Agent and each Buyer are entering into a replacement Fee Letter Agreement, dated as of the date hereof (the “Replacement Fee Letter”), which shall constitute a Transaction Agreement under the Amended Framework Agreement and shall in all respects replace and supersede the Fee Letter Agreement entered into among the Parties on August 21, 2020 (the “Prior Fee Letter”). The Parties further acknowledge and agree that, effective from and after the date hereof, the Prior Fee Letter shall be terminated and have no further force or effect, and as reflected in Section 2.1 of this Amendment, all references in the Framework Agreement and the other Transaction Agreements to the Fee Letter shall be deemed references to the Replacement Fee Letter.
5.3    Replacement Side Letter. The Parties acknowledge and agree that, in connection with this Amendment and as a condition to the effectiveness hereof, Seller and Agent are entering into a replacement Side Letter Agreement, dated as of the date hereof (the “Replacement Side Letter”), which shall constitute a Transaction Agreement under the Amended Framework Agreement and shall in all respects replace and supersede the Side Letter Agreement entered into between Seller and Agent on August 21, 2020 (the “Prior Side Letter”). The Parties further acknowledge and agree that, effective from and after the date hereof, the Prior Side Letter shall be terminated and have no further force or effect, and as reflected in Section 2.5 of this Amendment, all references in the Framework Agreement and the other Transaction Agreements to the Side Letter shall be deemed references to the Replacement Side Letter.
5.4    Ratification. Except as amended hereby or as otherwise specified in Sections 5.2 and 5.3 hereof, each of the other Transaction Agreements remains in full force and effect. The Parties hereby acknowledge and agree that, effective from and after the Effective Date, all references to the Framework Agreement in any other Transaction Agreement shall be deemed to be references to the Amended Framework Agreement, and any amendment in this Amendment of a defined term in the Framework Agreement shall apply to terms in any other Transaction Agreement which are defined by reference to the Framework Agreement.
5.5    Guarantor Acknowledgment and Consent. Guarantor hereby acknowledges the Parties’ entry into this Amendment and consents to the terms and conditions hereof (including with respect to the Replacement Fee Letter and the Replacement Side Letter), it being understood that such terms and conditions may affect the extent of the Obligations (as defined in the Guaranty) for which Guarantor may be liable under the Guaranty. Guarantor further confirms and agrees that the Guaranty remains in full force and effect after giving effect to this Amendment and, for the avoidance of doubt, acknowledges that any amendment herein to a defined term in the Framework Agreement shall apply to terms in the Guaranty which are defined by reference to the Framework Agreement.

5.6    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

5.7    Expenses. All reasonable legal fees and expenses of Agent and each Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and each related document entered into in connection herewith shall be paid by the Seller promptly on demand.
5.8    Transaction Agreement. This Amendment shall be a Transaction Agreement, as set forth in Section 2.1 of the Framework Agreement, for all purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.
Buyer and Agent:

Coöperatieve Rabobank, U.A., New York Branch
By:
Name:
Title:
By:
Name:
Title:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 5 to Master Framework Agreement]

Buyer:

Sumitomo Mitsui Banking Corporation, New York Branch
By:
Name:
Title:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 5 to Master Framework Agreement]

Seller:

The Scotts Company LLC
By:
Name:
Title:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Solely for purposes of Section 5.5 hereof:

Guarantor:

The Scotts Miracle-Gro Company
By:
Name:
Title:

[Signature Page to Amendment No. 5 to Master Framework Agreement]